UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2009

I-many, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30883	01-0524931
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Thornall Street, 12th Floor, Edison, NJ	08837
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 832-0228

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

I-many, Inc. (the “Company”) hereby files this amendment to the Form 8-K filed by the Company on April 29, 2009 to file additional exhibits under Item 9.01. The disclosure under Items 1.01, 8.01 and 9.01 in the previous report is not affected by this Current Report on Form 8-K/A and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated as of April 29, 2009, by and among I-many, Inc., Sapphire Stripe Holdings, Inc. and Sapphire Stripe Acquisition Company. (1)

10.1	Forms of Agreement Regarding Senior Convertible Notes of I-many, Inc.

(1)	The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. I-many will furnish copies of any of such schedules to the SEC upon request.

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Additional Information and Where to Find It

I-many plans to file with the SEC and mail to its stockholders a proxy statement (the “Proxy Statement”) in connection with the merger agreement with LLR Partners (the “Merger Agreement”) and related transactions. The Proxy Statement will contain important information about I-many, LLR Partners, the Merger Agreement and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement (when it is available) and other documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement (when it is available) from the Company by contacting I-many, Inc., Attn: Secretary, 399 Thornall Street, 12th Floor, Edison, NJ.

I-many and LLR Partners, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of I-many in respect of the transactions contemplated by the Merger Agreement. Information regarding I-many’s directors and executive officers will be included in the Proxy Statement. Additional information regarding these directors and executive officers is contained in I-many’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as amended by Amendment No. 1 dated April 29, 2009, which is filed with the SEC and available free of charge at the SEC’s web site at www.sec.gov. As of March 31, 2009, I-many’s directors and executive officers beneficially owned approximately 5,885,994 shares, or 10.9%, of I-many’s common stock. This excludes 7,383,264 shares owned by Ramius LLC, of which Mark R. Mitchell, a director of I-many, is an executive officer and for which Mr. Mitchell disclaims beneficial ownership. Information regarding LLR Partners’ directors and officers and a more complete description of the interests of I-many’s directors and officers will be available in the Proxy Statement.

Safe Harbor for Forward-Looking Statements

Statements in this document regarding the proposed transaction between I-many and Buyer, and any other statements about I-many management’s future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing “believes,” “anticipates,” “plans,” “expects,” “may,” “will,” “would,” “intends,” “estimates,” “approximately” and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including but not limited to the risks surrounding the closing of the transaction, including failure of I-many’s stockholders to approve the merger; operational disruption from the merger; general economic and market conditions; the risk that our cash and cash equivalents at the time of the closing of the Merger will be less than anticipated and such other factors described in I-many’s Annual Report on Form 10-K for the year ended December 31, 2008, and other filings that I-many makes with the SEC from time to time. In addition, the statements in this document reflect I-many’s expectations and beliefs as of the date of this document. I-many anticipates that subsequent events and developments will cause its expectations and beliefs to change. However, while I-many may elect to update these forward-looking statements publicly at some point in the future, it specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I-many, Inc.

Date: April 30, 2009	By:	/s/ Robert G. Schwartz, Jr.
Robert G. Schwartz, Jr.
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of April 29, 2009, by and among I-many, Inc., Sapphire Stripe Holdings, Inc. and Sapphire Stripe Acquisition Company.(1)

10.1	Forms of Agreement Regarding Senior Convertible Notes of I-many, Inc.

(1)	The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. I-many will furnish copies of any of such schedules to the SEC upon request.

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